AMENDMENT AGREEMENT NO. 2

                                 to that certain

                           REVOLVING CREDIT AGREEMENT


         This AMENDMENT AGREEMENT NO. 2 (the "Amendment"), dated as of December 19, 1997, is among National Auto Finance Company, Inc. (the "Borrower"), BankBoston, N.A. and the other lending institutions party thereto (collectively the "Banks"), and BankBoston, N.A. as agent (the "Agent") for itself and the other Banks.

         WHEREAS, the Borrower, the Banks and the Agent are parties to that certain Revolving Credit Agreement, dated as of September 29, 1997 (as amended by Amendment No. 1, dated as of October 1, 1997, the "Credit Agreement"), pursuant to which the Banks, upon certain terms and conditions, have made loans to the Borrower; and

         WHEREAS, the Borrower had requested that the Banks agree, and the Banks have agreed, on the terms and subject to the conditions set forth herein, to make certain changes to the Credit Agreement;

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         SS.1.      DEFINED  TERMS.  Capitalized  terms  which  are used  herein
                    --------------
without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

         SS.2.      AMENDMENT OF CREDIT AGREEMENT.  The Credit Agreement is
                    -----------------------------
hereby amended as follows:

                  (a) Section 1.1 of the Credit Agreement is amended and restated in its entirety to read as follows:

                           (i) clause (c) of the definition of Borrowing Base
                 set forth in such ss.1.1 is amended by deleting the text "prior to the Termination Date" and "and on and after the Termination Date, 0% of the Residual Value" contained in such definition.

                          (ii) the definitions of Consolidated Total Interest
                 Expense and EBIT set forth in such ss.1.1 are amended and restated in their entirety to read as follows:

                           Consolidated Total Interest Expense. For any period, the aggregate amount of (a) interest required to be paid or accrued by the Borrower and its Subsidiaries during such period on all Indebtedness of the Borrower and its Subsidiaries outstanding during all or any part of such period, whether such interest was

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                           or is required to be reflected as an item of expense
                           or capitalized, including payments consisting of interest in respect of Capital Leases, and including commitment fees, agency fees, facility fees, balance deficiency fees and similar fees or expenses in connection with the borrowing of money, plus (b) the net amount payable (or minus the net amount receivable) under Rate Hedging Agreements during such period (whether or not actually paid or received during such period) plus (c) dividends to be paid or declared of the Borrower by the Borrower and its Subsidiaries during such period on all shares of preferred stock of the Borrower and its Subsidiaries outstanding during all or any part of such period.

                           EBIT. With respect to any fiscal period, the sum of
                           (a) the Consolidated Net Income of the Borrower and its Subsidiaries for such period (excluding therefrom, to the extent included in determining Consolidated Net Income, any items of extraordinary gain (or loss), including net gains (or losses) on sale of assets other than asset sales in the ordinary course of business), (b) Consolidated Total Interest Expense deducted from revenue in determining such Consolidated Net Income and (c) Federal, state and local income and franchise taxes deducted from revenue in determining such Consolidated Net Income.

                           (iii) the definition of Reference Period set forth in
                  such ss.1.1 is amended by deleting each reference to the text "calendar months" contained in such definition and substituting, in each case, the text "fiscal quarters" therefor.

                           (iv) the definition of Senior Subordinated Debt
                  Documents set forth in such ss.1.1 is amended by deleting the reference to "Senior Subordinated Note Purchase Agreement" contained in such definition and substituting "Securities Purchase Agreement" therefor.

                           (v) the definition of Senior Subordinated Notes set
                  forth in such ss.1.1 is amended by deleting the amount of "$12,000,000" contained in such definition and substituting the amount "$40,000,000" therefor and by deleting the reference to "Senior Subordinated Note Purchase Agreement" contained in such definition and substituting "Securities Purchase Agreement" therefor.

                           (vi) the definition of Subordination Agreements set
                  forth in such ss.1.1 is amended and restated in its entirety to read as follows:

                           Subordination Agreements. Collectively, (a) Article 12 of the Securities Purchase Agreement and the definitions and provisions applicable to such Article 12 contained therein and (b) the Junior Subordination Agreement, dated as of December 22, 1997, among the

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                                       3

                           Agent, the holders of the Senior Subordinated Notes, the holders of the Junior Subordinated Debt Documents and the Borrower, each in form and substance satisfactory to the Banks and the Agent.

                           (vii) Section 1.1 is further amended by adding the
                  following new definitions:

                           A. Consolidated Net Worth. As of the date of determination, the stockholder's equity in the Borrower (excluding any reductions resulting from mergers accounted for as a pooling-of-interests in accordance with generally accepted accounting principles), determined in accordance with generally accepted accounting principles.

                           B. Consolidated Tangible Net Worth. As of the date of determination, the Consolidated Net Worth of the Borrower plus the aggregate amount of Junior Subordinated Debt plus such other Indebtedness that
                           (i) is expressly subordinated and made junior to the Senior Subordinated Notes, (ii) is evidenced by a written instrument, and (iii) is subject to a subordination agreement among the holders of such Indebtedness, the holders of the Senior Subordinated Notes, the Borrower and the Agent, in each case, in form and substance satisfactory to the Agent, minus the total book value of all assets of the Borrower and its Subsidiaries properly classified as intangible assets under generally accepted accounting principles.

                           C. Exchange Act. The Securities Exchange Act of 1934, as amended, or any federal statute or code which is a successor thereto.

                           D. Funded Debt. With respect to any Person and as at any date of determination thereof, without duplication, (a) all Indebtedness of such Person as at such date for money borrowed, (b) the principal component of all Capital Lease obligations, (c) all Indebtedness for the deferred purchase price of property or services represented by a note or other security (other than in respect of any trade payable) or other Indebtedness arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), and (d) all Indebtedness of such Person secured by a purchase money mortgage or other lien to secure all or part of the purchase price of property subject to such mortgage or lien.
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                                       4

                           E. Rate Hedging Agreements. Any written agreements evidencing Rate Hedging Obligations.

                           F. Rate Hedging Obligations. Any and all obligations of the Borrower or any of its Subsidiaries, whether direct or indirect and whether absolute or contingent, at any time created, arising, evidenced or acquired (including all renewals, extensions, modifications and amendments thereof and all substitutions therefor), in respect of: (a) any and all agreements, arrangements, devices and instruments designed or intended to protect at least one of the parties thereto from the fluctuations of interest rates, exchange rates or forward rates applicable to such party's assets, liabilities or exchange transactions, including without limitation dollar-denominated or cross currency interest rate exchange agreements, forward rate currency or interest rate options, puts and warrants and so-called "rate swap" agreements; and (b) any and all cancellations, buy-backs, reversals, terminations or assignments of any of the foregoing.

                           G. Securities Purchase Agreement. The Securities Purchase Agreement, dated as of December 22, 1997, by and among the Borrower, The 1818 Mezzanine Fund, L.P., PC Investment Company, Progressive Investment Company, Inc. and Manufacturers Life Insurance Company (U.S.A.).

                           H. Total Indebtedness. Funded Debt of the Borrower and its Subsidiaries on a consolidated basis minus Junior Subordinated Debt.

                           (viii) Section 1.1 is also amended by deleting the
                  definition of Termination Date set forth in such ss.1.1 in its entirety.

                  (b) Section 3.4 of the Credit Agreement is hereby deleted in its entirety.

                  (c) The first sentence of ss.6.17 of the Credit Agreement is amended by (i) deleting the text "prior to the Termination Date," contained in such sentence and (ii) adding, immediately following the text "working capital" contained in such sentence, the text "and general corporate".

                  (d) Section 7.12 of the Credit Agreement is amended by (i) deleting the text "prior to the Termination Date," contained in such ss.7.12 and (ii) adding, immediately following the text "working capital" contained in such ss.7.12, the text "and general corporate".
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                                       5


                  (e) Section 8.5.2 of the Credit Agreement is amended by deleting all of the text immediately following the words "no Default or Event of Default" contained in such ss.8.5.2 and substituting the following therefor:

                  shall have occurred and be continuing or would occur after giving effect thereto, (ii) the Borrower (or any of its Subsidiaries, as the case may be) receives consideration at the time of such disposition at least equal to the fair market value of the assets sold or otherwise disposed of and, in the case of a lease of assets, a lease providing for rent and other conditions which are no less favorable than the then prevailing market conditions, and (iii) the Borrower shall apply, or cause a Subsidiary to apply, the net sale proceeds from such disposition within 180 days of receipt thereof (A) to make Investments in assets or properties that will be used in the business of the Borrower and its Subsidiaries consistent with ss.8.3 or (B) to repay any Indebtedness of the Borrower subject to the provisions of Article 12 of the Securities Purchase Agreement. Notwithstanding the foregoing sentence, the Borrower may sell or transfer its assets or properties in the ordinary course of business consistent with past practice, including transfers made in a Permitted Securitization Transaction and such transactions shall not be subject to the conditions set forth in the previous sentence.

                  (f) Section 8.7 of the Credit Agreement is amended by adding at the end of clause (b) contained in such ss.8.7 and immediately before the semicolon the text 'other than the repayment in full of all Indebtedness under the Senior Subordinated Note Purchase Agreement and the "Senior Subordinated Notes" as defined therein on or prior to December 22, 1997 solely with the proceeds of the subordinated debt financing evidenced by the Securities Purchase Agreement'.

                  (g) Section 8.12 of the Credit Agreement is amended by deleting (i) from within the parenthetical contained in such ss.8.12 the text "and the limitations contained in ss.5.9 of the Senior Subordinated Note Purchase Agreement" and (ii) immediately following the words "provided that", contained in such ss.8.12 the text "after the Termination Date,".

                  (h) Section 9 of the Credit Agreement is amended by adding the following new ss.9.9:

                  9.9 Leverage Ratio. In the event that the Borrower incurs "Senior Indebtedness" (as defined in the Securities Purchase Agreement) in excess of the Indebtedness permitted by clause
                  (iv) of Section 10.6(a) of the Securities Purchase Agreement (the "Additional Senior Indebtedness") in addition to any Indebtedness that is pari passu with the Indebtedness incurred

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                  under the Senior Subordinated Notes, the Borrower will not permit, immediately after giving effect to the Additional Senior Indebtedness, the ratio of Total Indebtedness to Consolidated Tangible Net Worth to exceed 4.5:1.0.

                  (i) Clause (i) of ss.12.1 of the Credit Agreement is amended by adding at the end of such clause (i) and immediately prior to the semicolon the text "or any action which is not quashed or remains unstayed for a period in excess of fifteen days shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any of its Subsidiaries to enforce any such judgment".

                  (j) Section 12.1 of the Credit Agreement is further amended by (i ) deleting the word "or" at the end of clause (u) in such ss.12.1 and (ii ) adding the following new clauses (w) and (x) to such ss.12.1:

                           (w) a "Blockage Notice" as defined in Section 12.3(b) of the Securities Purchase Agreement shall be given by a holder of Senior Indebtedness (as defined therein) other than the Agent; or

                           (x) a Change of Control shall occur.

                               For the purposes of this clause (x),
                           "Change of Control" shall mean:

                                    (i) Any Person or "group" (within the
                           meaning of Section 13(d)(3) of the Exchange Act) other than National Auto Finance Company, L.P., Gary
                           L. Shapiro, Keith B. Stein, First Union National Bank of North Carolina (or any of its Affiliates) or the Purchasers (as defined in the Securities Purchase Agreement) (collectively the "Principal Stockholders") is or becomes the beneficial owner, directly or indirectly, of outstanding shares of capital stock of the Borrower, entitling such Person or Persons to exercise 50% or more of the total votes entitled to be cast for the election of directors under ordinary circumstances at a regular or special meeting, or by action by written consent, of (i) common stockholders of the Borrower if at least a majority of the Borrower's Board of Directors are elected by common stockholders, and (ii) voting stockholders of the Borrower in all other circumstances (the term "beneficial owner" shall be determined in accordance with Rule 13d-3, promulgated by the Commission under the Exchange Act);

                                    (ii) A majority of the Board of Directors of
                           the Borrower shall consist of Persons other than Continuing Directors. The term "Continuing Director" shall mean any member of the Board of Directors of

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                                       7

                           the Borrower on the Closing Date and any other member of the Board of Directors who shall be recommended or elected to succeed or become a Continuing Director by a majority of Continuing Directors who are then members of the Board of Directors of the Borrower.

                                    (iii) The stockholders of the Borrower shall
                           have approved a recapitalization, reorganization, merger, consolidation, sale or other disposition of all or substantially all the assets of the Borrower (in one transaction or in a series of related transactions) or similar transaction, in each case, with respect to which all or substantially all the Persons who were the respective beneficial owners of the outstanding shares of capital stock of the Borrower immediately prior to such recapitalization, reorganization, merger or consolidation, beneficially own, directly or indirectly, less than 10% of the combined voting power of the then outstanding shares of capital stock of the Borrower resulting from such recapitalization, reorganization, merger, consolidation or similar transaction or obtaining the assets of the Borrower; or

                                    (iv) Upon the consummation of any
                           transaction the result of which is that the common stock of the Borrower is not required to be registered under Section 12 of the Exchange Act and that the holders of common stock of the Borrower do not receive common stock of the Person surviving such transaction which is required to be registered under
                           Section 12 of the Exchange Act.


         SS.3. AFFIRMATION AND ACKNOWLEDGMENT OF THE BORROWER. The Borrower
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hereby ratifies and confirms all of its Obligations to the Banks, including, without limitation the Loans, and the Borrower hereby affirms its absolute and unconditional promise to pay to the Banks the Loans and all other amounts due under the Credit Agreement as amended hereby. The Borrower hereby confirms that the Obligations are and remain secured pursuant to the Security Documents and pursuant to all other instruments and documents executed and delivered by the Borrower as security for the Obligations.

         SS.4. REPRESENTATIONS  AND  WARRANTIES.  The Borrower  hereby
               --------------------------------
represents  and warrants to the Banks as follows:

                  (a) The execution and delivery by the Borrower of this Amendment and all other instruments and agreements required to be executed and delivered by the Borrower in connection with the transactions contemplated hereby or referred to herein (collectively, the "Amendment Documents"), and the performance by the Borrower of its obligations and agreements under the Amendment Documents and the Credit Agreement as amended hereby, are within the corporate authority of the Borrower, have been authorized by all necessary corporate proceedings on behalf of the Borrower, and do not and will not contravene any provision of law, statute, rule or regulation to which the Borrower or

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         any of its Subsidiaries is subject or any of the Borrower's charter, other incorporation papers, by-laws or any stock provision or any amendment thereof or of any indenture, agreement, instrument or undertaking binding upon the Borrower.

                  (b) The Amendment Documents and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting generally the enforcement of creditors' rights.

                  (c) No approval or consent of, or filing with, any governmental agency or authority is required to make valid and legally binding the execution, delivery or performance by the Borrower of the Amendment Documents or the Credit Agreement as amended hereby, or the consummation by the Borrower of the transactions among the parties contemplated hereby and thereby or referred to herein.

                  (d) The representations and warranties contained in ss.6 of the Credit Agreement were correct at and as of the date made. Except to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and changes occurring in the ordinary course of business that singly or in the aggregate are not materially adverse and to the extent such representations and warranties relate expressly to an earlier date, such representations and warranties also are correct at and as of the date hereof.

                  (e) The Borrower has performed and complied in all material respects with all terms and conditions herein required to be performed or complied with by it prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Event of Default or Default.

         SS.5. EFFECTIVENESS. The effectiveness of this Amendment shall be
               -------------
subject to the satisfaction of the following conditions:

                  (a) Delivery. Each of the Borrower and the Banks shall have executed and delivered this Amendment.

                  (b) Senior Subordinated Debt Arrangements.

                           (i) The transactions contemplated by the Securities Purchase Agreement shall have been consummated (which Agreement shall be in form and substance satisfactory to the Agent and the Banks);

                           (ii) All Indebtedness under the Senior Subordinated Note Purchase Agreement shall simultaneously be paid in full and the Senior Subordinated Note Purchase Agreement and the "Senior Subordinated Notes" as defined therein shall simultaneously be terminated and cancelled.

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                                       9


                  (c) Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Amendment, the transactions contemplated by the Securities Purchase Agreement and all documents incident thereto shall be reasonably satisfactory in substance and form to the Banks, the Agent and the Agents' Special Counsel, and the Banks, the Agent and such counsel shall have received all information and such counterpart originals or certified or other copies of such documents as the Agent may reasonably request.

         SS.6 ACKNOWLEDGMENT OF SUBORDINATED DEBT. The Banks hereby acknowledge
              -----------------------------------
that the Indebtedness evidenced by the Securities Purchase Agreement and the Senior Subordinated Notes as in effect on the date hereof shall be "Subordinated Debt".

         SS.7. MISCELLANEOUS PROVISIONS. (a) Except as otherwise expressly
               ------------------------
provided by this Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Amendment and the Credit Agreement shall be read and construed as one instrument.

         (b) THIS AMENDMENT IS INTENDED TO TAKE EFFECT AS AN AGREEMENT UNDER SEAL AND SHALL BE CONSTRUED ACCORDING TO AND GOVERNED BY THE LAWS OF THE COMMONWEALTH OF MASSACHUSETTS.

         (c) This Amendment may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Amendment it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought.

         (d) Pursuant to ss.15 of the Credit Agreement, the Borrower hereby agrees to pay to the Agent, on demand by the Agent, all reasonable out-of-pocket costs and expenses incurred or sustained by the Agent in connection with the preparation of this Amendment (including reasonable legal fees).
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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.

                                         NATIONAL AUTO FINANCE COMPANY,
                                          INC.


                                         By:____________________________________
                                                  Title:


                                         BANKBOSTON, N.A.,
                                            individually and as Agent


                                         By:____________________________________
                                                  Title: